EXHIBIT 23.3

CONSENT

I refer to the Registration Statement on Form S-8 of Yamana Gold Inc. dated May 7, 2009 (including all documents incorporated by reference therein, the “Registration Statement”).

I hereby consent to the appearance of my name and the use of my reports in the Registration Statement.

Date:	May 7, 2009

/s/ Renato Petter

		Name:	Renato Petter, P. Eng.
		Title:	Technical Services Director,
Yamana Gold Inc.